Exhibit 99.1

OCM Real Estate Opportunities Fund II, L.P.
OCM Real Estate Opportunities Fund III, L.P.
OCM Real Estate Opportunities Fund IIIA, L.P.

333 South Grand Avenue, 28th Floor
Los Angeles, California 90071

February 23, 2007
VIA FEDERAL EXPRESS
Lodgian, Inc.
Attention: Mr. Daniel Ellis, Secretary
3445 Peachtree Road, N.E., Suite 700
Atlanta, Georgia 30326

Re: Notice of Nominations of Persons for Election to the Board of Directors

Gentlemen:

The undersigned stockholders (each, an “OCM Fund”, and collectively, the “OCM Funds”) of Lodigan, Inc., a Delaware corporation (the “Company”), hereby submit this notice (this “Notice”) pursuant to the provisions of Article III Section 3 of the Amended and Restated Bylaws of the Company, effective as of March 4, 2004 (the “Bylaws”), filed as Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 9, 2004 with the Securities and Exchange Commission (“SEC”). The text of Article III Section 3 of the Bylaws is attached as Annex A to this Notice.

On February 12, 2007, the Company stated that the 2007 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) is scheduled to take place on April 24, 2007. We request and expect that you will immediately notify us of any change in the date scheduled for the Annual Meeting.

If the Company for any reason believes that this Notice was not made in accordance with the provisions of Article III Section 3 of the Bylaws or is otherwise defective in any way, we request and expect that you will immediately notify us of the nature of and basis for the Company’s belief.

Please be advised as follows:

The names of the stockholders making the nomination are “OCM Real Estate Opportunities Fund II, L.P.” (“OCM Fund II”), “OCM Real Estate Opportunities Fund III, L.P.” (“OCM Fund III”), and “OCM Real Estate Opportunities Fund IIIA, L.P.” (“OCM Fund IIIA”), and the record address of each of the OCM Funds is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

OCM Fund II is the beneficial owner of 2,512,726 shares of the Company’s Common Stock,

$.01 Par Value Per Share (the “Common Stock”).  OCM Fund III is the beneficial owner of 267,855 shares of Common Stock.  OCM Fund IIIA is the beneficial owner of 8,283 shares of Common Stock.  The record owner of all such shares of Common Stock is The Depository Trust Company, which holds such shares for the benefit of the respective OCM Fund.  Evidence of the OCM Funds’ beneficial ownership of the Common Stock is contained in the Schedule 13D filed by OCM Fund II and Oaktree Capital Management, LLC, a California limited liability company (“Oaktree”), with the SEC on November 25, 2002 (the “Schedule 13D”), and amendments to the Schedule 13D filed on June 16, 2003, June 25, 2004 and November 9, 2006.  The OCM Funds’ beneficial ownership of the Common Stock is as reflected in the Schedule 13D as amended. The OCM Funds fully intend to hold shares of Common Stock on March 9, 2007, which, according to the Company’s press release of February 12, 2007, is the record date for determination of shareholders entitled to vote at the Annual Meeting.

Notice of Intention to Nominate Persons For Election  to the Board of Directors of the
Company (the “Board of Directors”) at the Annual Meeting

Each OCM Fund represents that it intends to appear in person or by proxy at the Annual Meeting to nominate the following persons for election to the Board of Directors (each, a “Nominee”):

•                  Paul J. Garity

•                  Peter T. Cyrus

The OCM Funds intend to nominate each Nominee for election to the Board of Directors at the Annual Meeting or any adjournment thereof.

Should any Nominee be unable to stand for election at the Annual Meeting or any adjournment thereof, the OCM Funds intend to nominate a person in the place of any such Nominee (a “Substitute”). At the earliest practicable time the OCM Funds will give notice to the Company of any Substitute.

Pursuant to Article III Section 3 of the Bylaws, certain information about each Nominee is set forth in Annex B attached hereto and incorporated herein by this reference and the separate confidential addendum (solely stating the residence address of each Nominee) enclosed herewith and incorporated herein by this reference. With respect to each Nominee, the following information is included in Annex B: (i) the name, age and business address of the Nominee, (ii) the principal occupation or employment of the Nominee, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the Nominee and (iv) any other information relating to the Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.  The residence address of each Nominee is set forth on a separate, confidential addendum to this Notice enclosed herewith, and should be treated as confidential by the

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Company, not to be disclosed to any person or entity without the prior written consent of that Nominee.

Pursuant to Article III Section 3 of the Bylaws, certain information relating to the OCM Funds, not otherwise set forth in this Notice, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder is set forth in Annex C attached hereto and incorporated herein by this reference.

Pursuant to Letter Agreements, dated February 23, 2007, copies of which are attached hereto as Annex D (the “Letter Agreements”), the OCM Funds have agreed to reimburse each Nominee for his reasonable expenses incurred in connection with the performance of his responsibilities as a Nominee, and to pay the reasonable legal fees and expenses of a single independent legal counsel selected collectively by and acting for the Nominees. The OCM Funds have also agreed, on the terms and subject to the conditions of the Letter Agreements, to indemnify, defend and hold harmless each Nominee from and against any and all losses, claims, damages, liabilities, judgments, costs, and expenses (including fees and disbursements of counsel and costs of investigation) actually and reasonably incurred by such Nominee in connection with being made, or threatened with being made, a party to any proceeding at law or in equity or before any governmental agency or board or any other body whatsoever (whether arbitral, civil, criminal, trial, appeal, administrative, formal, informal, investigative or other), arising out of or based upon his being a Nominee. Except as disclosed herein, there are no arrangements or understandings between or among the OCM Funds and any Nominee or any other person or persons pursuant to which nomination(s) are to be made by the OCM Funds.

The written consent of each Nominee is part of the Letter Agreement to which such Nominee is a party and is attached to this Notice as Annex D.

Neither the delivery of this Notice in accordance with the Bylaws nor any delivery by any OCM Fund or any of its affiliates of additional information to the Company from and after the date hereof shall be deemed to constitute an admission by the OCM Funds or any of their affiliates that such delivery is required or as to the legality or enforceability of the Bylaws or any other matter, or a waiver by the OCM Funds or any of their affiliates of their rights to contest the enforceability of the Bylaws or any other matter.

[SIGNATURE PAGE FOLLOWS]

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Very truly yours,
OCM REAL ESTATE OPPORTUNITIES FUND II, L.P.
By:	Oaktree Capital Management, LLC, its General Partner
	By:	/s/ Mark Oei
Name: Mark Oei
Title: Managing Director
	By:	/s/ Cary A. Kleinman
Name: Cary A. Kleinman
Title: Vice President
OCM REAL ESTATE OPPORTUNITIES FUND III, L.P.
By:	OCM Real Estate Opportunities Fund III GP, LLC, its General Partner
By:	Oaktree Capital Management, LLC, its Managing Member
	By:	/s/ Mark Oei
Name: Mark Oei
Title: Managing Director
	By:	/s/ Cary A. Kleinman
Name: Cary A. Kleinman
Title: Vice President

OCM REAL ESTATE OPPORTUNITIES FUND IIIA, L.P.
By:	OCM Real Estate Opportunities Fund III GP, LLC, its General Partner
By:	Oaktree Capital Management, LLC, its Managing Member
	By:	/s/ Mark Oei
Name: Mark Oei
Title: Managing Director
	By:	/s/ Cary A. Kleinman
Name: Cary A. Kleinman
Title: Vice President

Attachments:        Annex A — Article III Section 3 of the Bylaws

Annex B — Additional Information about the Nominees

Annex C — Additional Information about the OCM Funds

Annex D — Letter Agreements

ANNEX A

ARTICLE III SECTION 3 OF THE BYLAWS

Section 3. Nomination of Directors and Advance Notice Thereof.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Restated Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 3. In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to clause (ii) of this Section 3(a), such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(b) To be timely, a stockholder’s notice to the Secretary pursuant to clause (ii) of Section 3(a) must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs, or (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting is mailed or public disclosure of the date of the special meeting is made, whichever first occurs.

(c) To be in proper written form, a stockholder’s notice to the Secretary pursuant to clause (ii) of Section 3(a) must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice, (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, together with evidence reasonably satisfactory to the Secretary of such beneficial ownership, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(d) No person shall be eligible for election as, a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ANNEX B

ADDITIONAL INFORMATION ABOUT THE NOMINEES

None of the Nominees or any of their associates owns, directly or indirectly, beneficially or of record, any shares of common stock or other securities of the Company or its subsidiaries. None of the Nominees has purchased or sold any securities of the Company in the past two years. None of the Nominees is, or has been within the past year, a party to any contract, arrangement, or understanding with any person with respect to any securities of the Company.

Except inasmuch as the Letter Agreements provide that the OCM Funds will nominate the Nominees for election to the Company’s Board of Directors, and the OCM Funds and the Nominees have acknowledged that the Nominees will exercise their independent judgment and act in accordance with their fiduciary duties as directors of the Company if elected, none of the Nominees or any of their associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or its affiliates will or may be a party.

There are no transactions, since January 1, 2006, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any Nominee or its immediate family members or associates had or will have a direct or indirect material interest.

None of the Nominees has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter known to him to be acted upon at the Annual Meeting other than elections to office.

Certain affiliates of Mr. Cyrus are co-owners with affiliates of Oaktree of hotel properties managed by certain other affiliates of Mr. Cyrus. In addition, an affiliate of Mr. Cyrus manages hotel properties owned by affiliates of Oaktree and third parties.  Except as described herein, none of the Nominees has any material relationship or agreement with the OCM Funds or Oaktree other than the Letter Agreements.

There are no material proceedings in which any of the Nominees or any of their associates is a party adverse to the Company or any of its subsidiaries, or proceedings in which any such Nominee or associate has a material interest adverse to the Company or any of its subsidiaries.

No occupation or employment was carried on by any of the Nominees with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company, and none of the Nominees has ever served on the Company’s Board of Directors. No associate of any Nominee has been an officer or director of the Company during 2007 or the three years prior to 2007. Except as disclosed herein or in the Notice to which this Annex B is attached, there are no arrangements or understandings between the Nominees and any other person pursuant to which any such Nominee was or is to be selected as a director or nominee to the Board of Directors of the Company.

There are no family relationships (as defined in Item 401(d) of Regulation S-K) between any of the Nominees or between any of the Nominees and any director or executive officer of the Company.

None of the Nominees holds any directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

No Nominee has been involved in any legal proceedings during the past five years that would be required to be disclosed under Item 401(f) of Regulation S-K.

The OCM Funds believe that each Nominee is independent under the independence standards applicable to the Company under Item 407(a)(1) of Regulation S-K.

There are no relationships involving any of the Nominees or any of their associates that would have required disclosure under Item 407(e)(4)(iii) of Regulation S-K had the Nominees been directors of the Company.

Additional information about each Nominee is set forth in the individual supplements to this Annex B attached hereto, and the residence address for each Nominee is set forth on a separate confidential addendum enclosed with this Notice.

Supplement to Annex B

PAUL J. GARITY

Paul J. Garity. Mr. Garity has been President of Real Estate Consulting Solutions, Inc., a company he established to provide consulting services to corporate real estate departments of Fortune 200 companies, and an Executive Director of REH Capital Partners, LLC, a consulting and transaction advisory firm specializing in hotels and resorts, for over five years. Previously, he was with the Real Estate and Hospitality Consulting Practice at Peat Marwick Mitchell, KPMG, KPMG Consulting and later Bearing Point (all successor firms to Peat Marwick) in Los Angeles for 22 years, where he was responsible for the Western Region practice after becoming a principal in 1984. Mr. Garity holds a master of business administration degree from the Amos Tuck School of Business at Dartmouth College and a bachelor of business administration degree from the University of Massachusetts. He is 54 years old.

Business Address and Address of Present Principal Employers:

Real Estate Consulting Solutions, Inc.
880 Apollo Street
El Segundo, California 90245

REH Capital Partners, LLC
880 Apollo Street
El Segundo, California 90245

Supplement to Annex B

PETER T. CYRUS

Peter T. Cyrus. Mr. Cyrus has been a co-owner of Montclair Hotel Investors, Inc., a hotel investment and management company based in suburban Chicago, since 1995. Previously, he was a Senior Vice President of Lazard Freres & Company, where he directed the Real Estate Group’s Chicago office and also headed the firm’s Hospitality Group on a world-wide basis. In preparation for his real estate career, Mr. Cyrus studied business administration at the University of Arizona and John Carroll University. Mr. Cyrus has been a senior member of the Urban Land Institute since 1978. He holds the designation of  Certified Review Appraiser (CRA) from the National Association of Review Appraisers. He is 61 years old.

Business Address and Address of Present Principal Employer:

Montclair Hotel Investors, Inc.
2801 Lakeside Drive
Suite 208
Bannockburn, Illinois 60015

ANNEX C

ADDITIONAL INFORMATION ABOUT THE OCM FUNDS

The OCM Funds are limited partnerships which generally invest in real estate and real restate-related securities and obligations.

OCM Fund II may be deemed to be the beneficial owner of the Company’s securities as set forth below.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	OCM Fund II 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071	2,512,726	(1)	10.23	%(2)

(1) OCM Fund II has sole voting power and sole dispositive power with respect to such 2,512,726 shares of Common Stock, and shared voting power and shared dispositive power with respect to zero shares of Common Stock.

(2) All percentages in this Annex C are based on a total of 24,556,502 issued and outstanding shares of Common Stock.

Oaktree, in its capacity as (i) the general partner of Fund II, (ii) the managing member of OCM Real Estate Opportunities Fund III GP, LLC (“Fund III GP”), the general partner of OCM Fund III and OCM Fund IIIA, and (iii) the investment manager of a third party separate account (the “Separate Account”), may be deemed to be the beneficial owner of 2,817,577 shares of Common Stock (approximately 11.47% of the total number of shares of Common Stock outstanding). This number includes (w) the shares of Common Stock held by OCM Fund II as set forth in the table above, (x) 267,855 shares of Common Stock held by OCM Fund III, (y) 8,283 shares of Common Stock held by OCM Fund IIIA and (z) 28,713 shares of Common Stock held by the Separate Account.  Each of OCM Fund III, OCM Fund IIIA and the Separate Account hold less than 5% of the total number of shares of Common Stock outstanding.

Oaktree has discretionary authority and control over all of the assets of the OCM Funds and the Separate Account pursuant to its status as (i) the general partner of OCM Fund II, (ii) the managing member of Fund III GP, the general partner of OCM Fund III and OCM Fund IIIA, and (iii) the investment manager of the Separate Account, including the power to vote and dispose of the shares of Common Stock held by the OCM Funds and the Separate Account. Therefore, Oaktree may be deemed to have sole power to direct the voting and disposition of 2,817,577 shares of Common Stock.

Notwithstanding anything in this Annex C or the Notice to which this Annex C is attached to the contrary, nothing herein or therein shall be construed as an admission that Oaktree, any of the OCM Funds or any of their respective members, officers, employees, affiliates or partners, as applicable, are, for the purposes of Section 13(d) or Section 13(g) of the Exchange Act, the beneficial owners of any of the Company’s securities.  In addition, nothing in the Notice or in this Annex C shall be construed as an admission that Oaktree or the OCM Funds are the beneficial owners of any of the Company’s securities for any purposes other than Section 13(d) or Section 13(g) of the Exchange Act.

Except as described herein, none of the OCM Funds owns, beneficially or of record, directly or indirectly, any securities of the Company or its subsidiaries.  To the best knowledge of the OCM Funds, no associate of any of the OCM Funds owns, beneficially, directly or indirectly, any securities of the Company.

None of the OCM Funds has purchased or sold any securities of the Company in the past two years.

Oaktree and OCM Fund II are parties to a joint filing agreement, with respect to the Schedule 13D and the amendments thereto, filed as Exhibit C to the Schedule 13D on November 25, 2002.

On November 5, 2002, the United States Bankruptcy Court for the Southern District of New York entered an order confirming the First Amended Joint Plan of Reorganization of Lodgian, Inc. et. al., (Other than the CCA Debtors) Together with the Official Committee of Unsecured Creditors Under Chapter 11 of the Bankruptcy Code dated as of November 1, 2002 (the “Plan”).  Pursuant to the Plan, on November 25, 2002, the Company distributed shares of Common Stock and preferred stock to holders, including OCM Fund II and the client of the Separate Account, of the 12.25% Senior Subordinated Notes due 2009 issued by Lodgian Financing Corp., and guaranteed by the Company and certain affiliates of the Company that were debtors and debtors-in-possession in Chapter 11 cases under the Bankruptcy Code in satisfaction and discharge of claims with respect to such senior subordinated notes.  The Plan was filed as Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2002.

OCM Fund II, General Motors Trust Company (the client of the Separate Account), Third Avenue Management LLC, as Investment Advisor for, and on behalf of, Aegon/Transamerica Series Fund, Inc., Third Avenue Trust, on behalf of Third Avenue Value Fund, Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund, BRE/HY Funding L.L.C., and the Company are parties to a Registration Rights Agreement, dated November 25, 2002 (the “Registration Rights Agreement”), which provides OCM Fund II, the client of the Separate Account and such other parties with certain registration rights with respect to Common Stock and other securities acquired pursuant to the Plan.  The Registration Rights Agreement was filed as Exhibit 10.11 to the Company’s Form 10-K for the year ended December 31, 2003, filed with the SEC on March 9, 2004.

Pursuant to a Preferred Share Exchange Agreement, dated as of June 22, 2004 (the “Exchange Agreement”), by and among the Company, OCM Fund II, OCM Fund III, OCM Fund IIIA, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BRE/HY Funding L.L.C., Oaktree acquired beneficial ownership of 2,262,661 shares of Common Stock (including 1,986,523 shares acquired by OCM Fund II, 267,855 shares acquired by OCM Fund III and 8,283 shares acquired by OCM Fund IIIA) in exchange for 851,736 shares of the Company’s preferred stock beneficially owned by Oaktree (including 747,789 shares exchanged by OCM Fund II, 100,829 shares exchanged by OCM Fund III and 3,118 shares exchanged by OCM Fund IIIA) (the “Exchange”).  The Exchange Agreement was filed by the Company as Exhibit 10.9 to the Company’s Form 10-Q for the quarter ended June 30, 2004, filed with the SEC on August 16, 2004.  In connection with the Exchange, OCM Fund II, OCM Fund III, and OCM Fund IIIA entered into a Registration Rights Agreement, dated as of June 22, 2004 (the “Second Registration Rights Agreement”), with the Company and the other parties to the Exchange Agreement, providing such parties and the OCM Funds with certain registration rights.  The Second Registration Rights Agreement was filed by the Company as Exhibit 10.10 to the Company’s Form 10-Q for the quarter ended June 30, 2004, filed with the SEC on August 16, 2004.

As the investment manager of OCM Fund III and OCM Fund IIIA, Oaktree receives a management fee for managing the assets of OCM Fund III and OCM Fund IIIA and, as the managing member of Fund III GP, the general partner of OCM Fund III and OCM Fund IIIA, Oaktree has an indirect carried interest in OCM Fund III and OCM Fund IIIA.

Oaktree, as general partner of OCM Fund II, receives a management fee for managing the assets of OCM Fund II and has a carried interest in OCM Fund II.

Russel S. Bernard, a former Principal of Oaktree, and Sean Armstrong, a former Managing Director of Oaktree, serve on the Board of Directors of the Company.  Mr. Bernard and Mr. Armstrong are no longer affiliated with Oaktree.  Stephen Grathwohl, a current member of the company’s Board of Directors, has been involved with Oaktree as an independent asset manager for several years. Kevin McTavish, also a current member of the Company’s Board of Directors, has been involved with Oaktree as an independent operating partner for four years, during which he has sourced and managed several investments for Oaktree.

Except as described herein, none of the OCM Funds is, nor has it been within the past year, a party to any contract, arrangement, or understanding with any person with respect to any securities of the Company.

Aside from its stock ownership in the Company, none of the OCM Funds has a substantial interest, direct or indirect, by security holdings or otherwise, in any of the matters which are, to its knowledge, currently proposed to be acted upon at the Annual Meeting.

Except inasmuch as the Letter Agreements provide that the OCM Funds will nominate the Nominees for election to the Company’s Board of Directors, and the OCM Funds and the Nominees have acknowledged that the Nominees will exercise their independent judgment and act in accordance with their fiduciary duties as directors of the Company if elected, none of the OCM Funds or any of their associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or its affiliates will or may be a party.

Except as disclosed herein or in the Notice to which this Annex C is attached, there are no transactions, since January 1, 2006, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which OCM Fund II or, to the best knowledge of OCM Fund II, any of its associates had or will have a direct or indirect material interest.

ANNEX D

LETTER AGREEMENTS

Please see attached.

OCM Real Estate Opportunities Fund II, L.P.
OCM Real Estate Opportunities Fund III, L.P.
OCM Real Estate Opportunities Fund IIIA, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, California 90071

February 23, 2007

Paul J. Garity
880 Apollo Street
El Segundo, California 90245

Dear Mr. Garity:

OCM Real Estate Opportunities Fund II, L.P., a Delaware limited partnership, OCM Real Estate Opportunities Fund III, L.P., a Delaware limited partnership, and OCM Real Estate Opportunities Fund IIIA, L.P., a Delaware limited partnership (each, an “OCM Fund”, and collectively, the “OCM Funds”), (i) intend to deliver to Lodgian, Inc., a Delaware corporation (“Lodgian”), a notice indicating the intention to nominate for election at Lodgian’s 2007 annual meeting of stockholders or any adjournment thereof (the “Annual Meeting”) two individuals selected by the OCM Funds (each a “Nominee”) to serve as directors of Lodgian and (ii) may commence a proxy solicitation in support of the election of the Nominees to the Lodgian Board of Directors at the Annual Meeting (the “Proxy Solicitation”).

The OCM Funds wish to retain you as a Nominee, and you wish to serve as a Nominee, upon the terms and subject to the conditions set forth below.

1.             Nomination and Agreement to Serve.

(a)           The OCM Funds hereby request your agreement and consent to be named as a Nominee, and you hereby agree and consent to be so named and to be referred to as a Nominee in any and all materials prepared by the OCM Funds or any of their respective affiliates, including the notice of nomination submitted to Lodgian and any proxy statement and/or supplemental materials to be filed with the Securities Exchange Commission and distributed to stockholders of Lodgian.  You further agree that, if you are elected to the Lodgian Board, you will serve as a director of Lodgian upon your election thereto.  The OCM Funds and you acknowledge that, as a nominee for election to the Lodgian Board and, if elected, as a director of Lodgian, you will exercise your independent judgment, act in accordance with your fiduciary duties and will not be required to reflect the views of the OCM Funds.  If elected to the Lodgian Board, you shall have no obligation to the OCM Funds in any capacity, other than duties owed generally to stockholders of Lodgian.  Notwithstanding the foregoing, if you are not elected to the Lodgian Board on or before the earlier of the Annual Meeting or January 1, 2008, your consent to be named as a Nominee and serve as a director of Lodgian shall be deemed revoked.

(b)           In connection with the nomination, you have delivered or agree to deliver to the OCM Funds or their respective affiliates a completed Questionnaire in the form provided by the OCM Funds to you (the “Questionnaire”).  You understand that the OCM Funds will furnish to Lodgian and publicly file with various governmental agencies certain documents prepared in connection with the nomination and/or the Proxy Solicitation (the “Public Filings”), which documents will be based in part on this letter agreement and the information you provide in the Questionnaire and which may include this letter agreement and the Questionnaire.  The OCM Funds and their affiliates shall be entitled to rely on the Questionnaire as if it were addressed to each of them.  You acknowledge that material misstatements or the omission of material facts in the Public Filings may give rise to civil and criminal liabilities to the OCM Funds, each officer and director of any OCM Fund signing the Public Filings (if any) and other persons associated with the preparation and filing of the Public Filings.  You agree to notify the OCM Funds of any misstatement of a material fact in the Public Filings and of the omission of any material fact necessary to make the statements contained in the Public Filings not misleading, as soon as practicable after a copy of the Public Filings or any amendment thereto has been provided to you and prior to filing with any governmental agency.  You agree to promptly notify the OCM Funds of any changes in information provided in the Quesionnaire that may occur after the date you complete the Questionnaire and you confirm that the information contained in the Questionnaire is or will be true and complete, to the best of your knowledge and belief, as of the date you complete the Questionnaire.

2.             Indemnity.

(a)           As a material inducement to you to become a Nominee, the OCM Funds hereby agree to indemnify, defend and hold harmless you from and against any and all losses, claims, damages, liabilities, judgments, costs, and expenses (including fees and disbursements of counsel and costs of investigation) actually and reasonably incurred by you (collectively, “Losses”) in connection with being made, or threatened with being made, a party to any proceeding at law or in equity or before any governmental agency or board or any other body whatsoever (whether arbitral, civil, criminal, trial, appeal, administrative, formal, informal, investigative or other), arising out of or based upon your being a Nominee; provided that the obligations of the OCM Funds hereunder with respect to Losses arising out of or based upon any untrue statement or any omission of a material fact contained or required to be contained in the Proxy Statement or other materials filed with the Securities and Exchange Commission or published for purposes of effectuating the activities of the OCM Funds or their affiliates shall be subject to the limitation that the foregoing indemnity shall not apply to the extent that such statement or omission was made in reliance upon and in conformity with information furnished by you in writing expressly for use in any such document; provided further that your right of indemnification hereunder shall continue after the election of Lodgian directors at the Annual Meeting has taken place but only for events which occur prior to such election and subsequent to the date hereof. Anything to the contrary herein notwithstanding, the OCM Funds shall not be obligated to indemnify you for any action taken by you or on your behalf which occurs prior to the date hereof or subsequent to the election of Lodgian directors at the Annual Meeting or such earlier time as you are no longer a Nominee or for any actions taken by you as a director of Lodgian, if you are elected.

(b)           In the event of the commencement or threatened commencement of any action in respect of which you may seek indemnification from the OCM Funds hereunder, you will give prompt written notice thereof to the OCM Funds, the failure of which shall not relieve the OCM Funds of their indemnification obligations hereunder except to the extent that any of them is prejudiced as a result therefor, and the OCM Funds shall promptly retain counsel to represent you, which such counsel shall be reasonably satisfactory to you and shall be free of any conflict of interest, and the OCM Funds shall timely pay all fees and disbursements of such counsel. You shall have the right to retain your own counsel and meaningfully participate in any such action; provided that you shall be responsible for the fees of such counsel unless you and the OCM Funds mutually agree to the retention of such counsel.  No OCM Fund shall in any event be liable for any settlement by you of any such action affected without its prior written consent, which shall not be unreasonably withheld.  The OCM Funds shall not settle, without your prior written consent (which shall not be unreasonably withheld), any action in any manner that would impose any penalty, obligation or limitation on you (other than monetary damages for which any OCM Fund or any of its affiliates agrees to be wholly responsible) or that would contain any language that could be viewed as an acknowledgement of wrongdoing on your part or otherwise as detrimental to your reputation.

(c)           Your rights to indemnification under this letter agreement shall include the right to be advanced any and all expenses incurred in connection with any indemnifiable claim as such expenses are incurred.

3.             Fees and Expenses.  The OCM Funds agree to (i) promptly reimburse you for all reasonable expenses incurred in the performance of your responsibilities as a Nominee, and (ii) directly pay for the reasonable legal fees and expenses incurred by one independent legal counsel selected collectively by and acting on behalf of both Nominees in connection with their services as such.

4.             Miscellaneous.  Notices and other communications under this letter agreement shall be in writing and delivered by a nationally-recognized overnight courier with tracking capability, if mailed to you, then to the address set forth above under your name, and, if mailed to the OCM Funds, then to the address indicated above in the letterhead. The terms “hereunder”, “herein” or “hereof” shall refer to this letter agreement as a whole. The failure of a party to insist upon strict adherence to any term contained herein shall not be deemed to be a waiver of such party’s rights thereafter to insist upon strict adherence to that term or to any other term contained herein. In the event that any one or more provisions of this letter agreement are deemed to be invalid, illegal or unenforceable by a court of competent jurisdiction, then such provision(s) shall be deemed severed to the least extent possible without affecting the validity, legality and enforceability of the remainder of this letter agreement. This letter agreement (i) shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws principles; (ii) contains the entire understanding of the parties with respect to the subject matter contained herein and may not be modified or amended except by mutual written consent; (iii) may be executed in counterparts and delivered by facsimile signatures; and (iv) shall inure to the benefit of and be binding upon the parties and the successors and assigns of the OCM Funds, but your rights hereunder may not be assigned.

If you agree with the foregoing, please so indicate by signing in the space provided below, whereupon this letter agreement will become a binding agreement between the OCM Funds and you.

OCM REAL ESTATE OPPORTUNITIES FUND II, L.P.
By:	Oaktree Capital Management, LLC, its General Partner
	By:	/s/ Mark Oei
Name: Mark Oei
Title: Managing Director
	By:	/s/ Cary A. Kleinman
Name: Cary A. Kleinman
Title: Vice President
OCM REAL ESTATE OPPORTUNITIES FUND III, L.P.
By:	Oaktree Real Estate Opportunities Fund III GP, LLC, its General Partner
By:	Oaktree Capital Management, LLC, its Managing Member
	By:	/s/ Mark Oei
Name: Mark Oei
Title: Managing Director
	By:	/s/ Cary A. Kleinman
Name: Cary A. Kleinman
Title: Vice President

OCM REAL ESTATE OPPORTUNITIES FUND IIIA, L.P.
By:	Oaktree Real Estate Opportunities Fund III GP, LLC, its General Partner
	By:	Oaktree Capital Management, LLC, its Managing Member
		By:	/s/ Mark Oei
Name: Mark Oei
Title: Managing Director
		By:	/s/ Cary A. Kleinman
Name: Cary A. Kleinman
Title: Vice President

Agreed as of the date first above written:
/s/ Paul J. Garity
Paul J. Garity

OCM Real Estate Opportunities Fund II, L.P.
OCM Real Estate Opportunities Fund III, L.P.
OCM Real Estate Opportunities Fund IIIA, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, California 90071

February 23, 2007

Peter T. Cyrus
2801 Lakeside Drive
Suite 208
Bannockburn, Illinois 60015

Dear Mr. Cyrus:

OCM Real Estate Opportunities Fund II, L.P., a Delaware limited partnership, OCM Real Estate Opportunities Fund III, L.P., a Delaware limited partnership, and OCM Real Estate Opportunities Fund IIIA, L.P., a Delaware limited partnership (each, an “OCM Fund”, and collectively, the “OCM Funds”), (i) intend to deliver to Lodgian, Inc., a Delaware corporation (“Lodgian”), a notice indicating the intention to nominate for election at Lodgian’s 2007 annual meeting of stockholders or any adjournment thereof (the “Annual Meeting”) two individuals selected by the OCM Funds (each a “Nominee”) to serve as directors of Lodgian and (ii) may commence a proxy solicitation in support of the election of the Nominees to the Lodgian Board of Directors at the Annual Meeting (the “Proxy Solicitation”).

The OCM Funds wish to retain you as a Nominee, and you wish to serve as a Nominee, upon the terms and subject to the conditions set forth below.

1.             Nomination and Agreement to Serve.

(a)           The OCM Funds hereby request your agreement and consent to be named as a Nominee, and you hereby agree and consent to be so named and to be referred to as a Nominee in any and all materials prepared by the OCM Funds or any of their respective affiliates, including the notice of nomination submitted to Lodgian and any proxy statement and/or supplemental materials to be filed with the Securities Exchange Commission and distributed to stockholders of Lodgian.  You further agree that, if you are elected to the Lodgian Board, you will serve as a director of Lodgian upon your election thereto.  The OCM Funds and you acknowledge that, as a nominee for election to the Lodgian Board and, if elected, as a director of Lodgian, you will exercise your independent judgment, act in accordance with your fiduciary duties and will not be required to reflect the views of the OCM Funds.  If elected to the Lodgian Board, you shall have no obligation to the OCM Funds in any capacity, other than duties owed generally to stockholders of Lodgian.  Notwithstanding the foregoing, if you are not elected to the Lodgian Board on or before the earlier of the Annual Meeting or January 1, 2008, your consent to be named as a Nominee and serve as a director of Lodgian shall be deemed revoked.

(b)           In connection with the nomination, you have delivered or agree to deliver to the OCM Funds or their respective affiliates a completed Questionnaire in the form provided by the OCM Funds to you (the “Questionnaire”).  You understand that the OCM Funds will furnish to Lodgian and publicly file with various governmental agencies certain documents prepared in connection with the nomination and/or the Proxy Solicitation (the “Public Filings”), which documents will be based in part on this letter agreement and the information you provide in the Questionnaire and which may include this letter agreement and the Questionnaire.  The OCM Funds and their affiliates shall be entitled to rely on the Questionnaire as if it were addressed to each of them.  You acknowledge that material misstatements or the omission of material facts in the Public Filings may give rise to civil and criminal liabilities to the OCM Funds, each officer and director of any OCM Fund signing the Public Filings (if any) and other persons associated with the preparation and filing of the Public Filings.  You agree to notify the OCM Funds of any misstatement of a material fact in the Public Filings and of the omission of any material fact necessary to make the statements contained in the Public Filings not misleading, as soon as practicable after a copy of the Public Filings or any amendment thereto has been provided to you and prior to filing with any governmental agency.  You agree to promptly notify the OCM Funds of any changes in information provided in the Quesionnaire that may occur after the date you complete the Questionnaire and you confirm that the information contained in the Questionnaire is or will be true and complete, to the best of your knowledge and belief, as of the date you complete the Questionnaire.

2.             Indemnity.

(a)           As a material inducement to you to become a Nominee, the OCM Funds hereby agree to indemnify, defend and hold harmless you from and against any and all losses, claims, damages, liabilities, judgments, costs, and expenses (including fees and disbursements of counsel and costs of investigation) actually and reasonably incurred by you (collectively, “Losses”) in connection with being made, or threatened with being made, a party to any proceeding at law or in equity or before any governmental agency or board or any other body whatsoever (whether arbitral, civil, criminal, trial, appeal, administrative, formal, informal, investigative or other), arising out of or based upon your being a Nominee; provided that the obligations of the OCM Funds hereunder with respect to Losses arising out of or based upon any untrue statement or any omission of a material fact contained or required to be contained in the Proxy Statement or other materials filed with the Securities and Exchange Commission or published for purposes of effectuating the activities of the OCM Funds or their affiliates shall be subject to the limitation that the foregoing indemnity shall not apply to the extent that such statement or omission was made in reliance upon and in conformity with information furnished by you in writing expressly for use in any such document; provided further that your right of indemnification hereunder shall continue after the election of Lodgian directors at the Annual Meeting has taken place but only for events which occur prior to such election and subsequent to the date hereof. Anything to the contrary herein notwithstanding, the OCM Funds shall not be obligated to indemnify you for any action taken by you or on your behalf which occurs prior to the date hereof or subsequent to the election of Lodgian directors at the Annual Meeting or such earlier time as you are no longer a Nominee or for any actions taken by you as a director of Lodgian, if you are elected.

(b)           In the event of the commencement or threatened commencement of any action in respect of which you may seek indemnification from the OCM Funds hereunder, you will give prompt written notice thereof to the OCM Funds, the failure of which shall not relieve the OCM Funds of their indemnification obligations hereunder except to the extent that any of them is prejudiced as a result therefor, and the OCM Funds shall promptly retain counsel to represent you, which such counsel shall be reasonably satisfactory to you and shall be free of any conflict of interest, and the OCM Funds shall timely pay all fees and disbursements of such counsel. You shall have the right to retain your own counsel and meaningfully participate in any such action; provided that you shall be responsible for the fees of such counsel unless you and the OCM Funds mutually agree to the retention of such counsel.  No OCM Fund shall in any event be liable for any settlement by you of any such action affected without its prior written consent, which shall not be unreasonably withheld.  The OCM Funds shall not settle, without your prior written consent (which shall not be unreasonably withheld), any action in any manner that would impose any penalty, obligation or limitation on you (other than monetary damages for which any OCM Fund or any of its affiliates agrees to be wholly responsible) or that would contain any language that could be viewed as an acknowledgement of wrongdoing on your part or otherwise as detrimental to your reputation.

(c)           Your rights to indemnification under this letter agreement shall include the right to be advanced any and all expenses incurred in connection with any indemnifiable claim as such expenses are incurred.

3.             Fees and Expenses.  The OCM Funds agree to (i) promptly reimburse you for all reasonable expenses incurred in the performance of your responsibilities as a Nominee, and (ii) directly pay for the reasonable legal fees and expenses incurred by one independent legal counsel selected collectively by and acting on behalf of both Nominees in connection with their services as such.

4.             Miscellaneous.  Notices and other communications under this letter agreement shall be in writing and delivered by a nationally-recognized overnight courier with tracking capability, if mailed to you, then to the address set forth above under your name, and, if mailed to the OCM Funds, then to the address indicated above in the letterhead. The terms “hereunder”, “herein” or “hereof” shall refer to this letter agreement as a whole. The failure of a party to insist upon strict adherence to any term contained herein shall not be deemed to be a waiver of such party’s rights thereafter to insist upon strict adherence to that term or to any other term contained herein. In the event that any one or more provisions of this letter agreement are deemed to be invalid, illegal or unenforceable by a court of competent jurisdiction, then such provision(s) shall be deemed severed to the least extent possible without affecting the validity, legality and enforceability of the remainder of this letter agreement. This letter agreement (i) shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws principles; (ii) contains the entire understanding of the parties with respect to the subject matter contained herein and may not be modified or amended except by mutual written consent; (iii) may be executed in counterparts and delivered by facsimile signatures; and (iv) shall inure to the benefit of and be binding upon the parties and the successors and assigns of the OCM Funds, but your rights hereunder may not be assigned.

If you agree with the foregoing, please so indicate by signing in the space provided below, whereupon this letter agreement will become a binding agreement between the OCM Funds and you.

OCM REAL ESTATE OPPORTUNITIES FUND II, L.P.
By:	Oaktree Capital Management, LLC, its General Partner
	By:	/s/ Mark Oei
Name: Mark Oei
Title: Managing Director
	By:	/s/ Cary A. Kleinman
Name: Cary A. Kleinman
Title: Vice President
OCM REAL ESTATE OPPORTUNITIES FUND III, L.P.
By:	Oaktree Real Estate Opportunities Fund III GP, LLC, its General Partner
	By:	Oaktree Capital Management, LLC, its Managing Member
		By:	/s/ Mark Oei
Name: Mark Oei
Title: Managing Director
		By:	/s/ Cary A. Kleinman
Name: Cary A. Kleinman
Title: Vice President

OCM REAL ESTATE OPPORTUNITIES FUND IIIA, L.P.
By:	Oaktree Real Estate Opportunities Fund III GP, LLC, its General Partner
	By:	Oaktree Capital Management, LLC, its Managing Member
		By:	/s/ Mark Oei
Name: Mark Oei
Title: Managing Director
		By:	/s/ Cary A. Kleinman
Name: Cary A. Kleinman
Title: Vice President

Agreed as of the date first above written:
/s/ Peter T. Cyrus
Peter T. Cyrus